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NEWS RELEASE                                                           [LOGO]


CONTACTS
FLAG TELECOM
John Draheim, VP Corporate Services
(+44 20 7317 0826)
Jdraheim@flagtelecom.com

FLAG TELECOM
David Morales, VP Corporate Finance &
Investor Relations
(+44 20 7317 0837)
Dmorales@flagtelecom.com





         FLAG TELECOM ANNOUNCES CONFIRMATION OF PLAN OF REORGANIZATION,
                       AND IMMINENT EXIT FROM CHAPTER 11



HAMILTON, BERMUDA - SEPTEMBER 26, 2002 - FLAG Telecom Holdings Limited (OTC:
FTHLQ), along with its group companies ("FLAG Telecom"), announced today that the U.S. Bankruptcy Court for the Southern District of New York has confirmed its Chapter 11 Plan of Reorganization (the "Plan"), less than six months after FLAG Telecom filed for Chapter 11 protection. The Plan significantly reduces the Company's debt levels, provides for FLAG Telecom's worldwide business to emerge intact from Chapter 11 and will result in creditors owning the equity of the reorganized Company. As a result of this order, FLAG Telecom anticipates that the Plan of Reorganization will become effective on or about October 7, 2002, at which point FLAG will emerge from Chapter 11.


                                      # # #


ABOUT THE FLAG TELECOM GROUP

The FLAG Telecom Group is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. On April 12 and April 23, 2002, FLAG Telecom Holdings Limited and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Also, FLAG Telecom Holdings Limited and the other companies continue to operate their businesses as Debtors In Possession under Chapter 11 protection. FLAG Telecom Holdings Limited and certain of its Bermuda-registered


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subsidiaries - FLAG Limited, FLAG Atlantic Limited and FLAG Asia Limited - filed parallel proceedings in Bermuda to seek the appointment of provisional liquidators to obtain a moratorium to preserve the companies from creditor actions. Provisional liquidators were appointed and part of their role is to oversee and liaise with the directors of the companies in effecting a reorganization under Chapter 11. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com.

FORWARD-LOOKING STATEMENTS

STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO: OUR ABILITY TO EMERGE FROM CHAPTER 11 AND RELATED PROCEEDINGS ON THE ANTICIPATED EFFECTIVE DATE. MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AS WELL AS THE PLAN OF REORGANIZATION. WE CAUTION READERS NOT TO RELY ON FORWARD-LOOKING STATEMENTS, AND WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


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